Exhibit 10.4
IXYS CORPORATION
2009 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT AND AGREEMENT

Name:	Option Number:
Address:	Plan Name:	2009 Equity Incentive Plan
Employee ID:
Effective                     , 20___, (“Grant Date”), you have been granted [a qualified/non-qualified] stock option to purchase                      (                    ) shares of IXYS Corporation common stock at an Exercise Price of $                      per share pursuant to the IXYS Corporation 2009 Equity Incentive Plan (the “Plan”). Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference. Subject to the terms and conditions of the Plan, this Option shall become “vested” and exercisable over a period of [___(___)] years beginning on the Grant Date as follows:
          [Insert vesting schedule]
By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.
Please return a signed copy of this Notice of Stock Option Grant and Agreement to [insert contact name and address of the Company], and retain a copy for your records.

IXYS Corporation

By:	Dated:

[Insert Title]

PARTICIPANT

Dated:

[Insert Title]